Exhibit 99.1

For Immediate Release: Thursday, October 27, 2011	Contact: Gary Russell 713-651-4434
Key Energy Services Generated Third Quarter 2011 Earnings of $0.31 Per Diluted Share,
Excluding Edge Transaction Costs
GAAP income was $0.30 per diluted share
HOUSTON, TX, October 27, 2011 — Key Energy Services, Inc. (NYSE: KEG) generated third quarter 2011 income of $46.3 million, or $0.31 per share, excluding pre-tax transaction costs of $3.3 million, or $0.01 per share, related to the acquisition of Edge Oilfield Services. This result compares to second quarter 2011 income of $33.0 million, or $0.23 per share, excluding a pre-tax gain of $4.8 million, or $0.02 per share, related to the sale of the Company’s equity interest in IROC Energy Services Corp. Third quarter 2011 GAAP income was $44.2 million, or $0.30 per share.
Consolidated revenue for the quarter was $501.3 million, up 12.6% compared to second quarter 2011 revenue of $445.4 million. Edge contributed $20.7 million of revenue for two months of the third quarter, and Edge revenue is reflected within Key’s Fishing & Rental Services business.
The following table sets forth summary data from continuing operations for the quarter ended September 30, 2011 and prior comparable quarterly periods:

	Three Months Ended (unaudited)
	September 30,	June 30,	September 30,
	2011	2011	2010
	(in millions, except per share amounts)

Revenues	$501.3	$445.4	$283.7
Income (loss) attributable to Key	$44.2	$36.1	$(1.5)
Diluted income (loss) per share attributable to Key	$0.30	$0.25	$(0.01)
Adjusted EBITDA (defined below)	$122.5	$102.1	$39.9
U.S. Segment
Third quarter 2011 U.S. revenue was $411.8 million, up 12.1% compared to the second quarter 2011. Operating income was $106.2 million, or 25.8% of revenue, reflecting sequential incremental operating income margins of 45%. Rig Services revenue increased 8% sequentially from favorable work mix and pricing. Intervention Services and Fishing & Rental Services revenue also increased due to improved pricing and activity.
International Segment
International revenue was $89.5 million during the quarter, up 14.9% from the second quarter 2011. Operating income was $11.8 million, or 13.1% of revenue, up 490 basis points compared to the second quarter 2011, generating sequential incremental operating income margins of 46%. Revenue improvement was driven by activity increases in all international markets.
General and Administrative Expenses
Total general and administrative expenses were $62.9 million, or 12.6% of revenue, in the third quarter 2011 compared to $55.0 million, or 12.3% of revenue, in the second quarter. Third quarter general and administrative expense includes $3.3 million of Edge transaction costs.

Capital Expenditures and Liquidity
Capital expenditures were $67.8 million during the third quarter 2011 and $245.9 million through the first nine months of the year. Key’s consolidated cash balance was $19.3 million, and total debt was $746.6 million as of September 30, 2011, compared to $14.6 million cash and $572.6 million total debt as of June 30, 2011. As of September 30, 2011, there was $324.5 million utilized under the Company’s $550 million senior secured credit facility. Subsequent to the third quarter, Key reduced borrowings by $25.0 million, and the Company currently has $250 million available under its credit facility.
Edge Acquisition
On August 5, 2011, Key completed its previously announced acquisition of Edge Oilfield Services, LLC and Summit Oilfield Services, LLC (collectively, “Edge”) for total consideration of $307.6 million, consisting of approximately 7.5 million shares of Key common stock and $189.7 million cash.
Overview and Outlook
Commenting on the results, Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “In addition to activity increases from our participation in the growing horizontal shale well markets, we experienced an increase in traditional well repair and workover activity in our core markets.
“Our international business continues to strengthen. We were recently awarded another 2-1/2 year, $90 million contract with PEMEX, and we intend to deliver at least six additional rigs to Mexico during the fourth quarter 2011 to support this contract. We have seen strong evidence of increased customer demand for our services in certain foreign markets in the Middle East and Latin America.”
Alario continued, “For the fourth quarter 2011, we anticipate that results from operations will be roughly flat sequentially, as a full quarter of Edge results essentially offset typical seasonal declines. While it is still early in our customers’ budgeting process, based on recent discussions with our largest customers, we expect both domestic and international activity to remain strong in 2012.”
Conference Call Information
Key management will host a conference call to discuss its third quarter 2011 financial results on Friday, October 28, 2011 at 10:00 a.m. CDT. To access the call in the U.S. and Canada dial 888-794-4637. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 14042906. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A telephonic replay of the conference call will be available on Friday, October 28, 2011, beginning two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 14042906. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010

REVENUES	$501,315	$445,369	$283,739	$1,337,668	$803,483

Direct operating expenses	314,657	290,620	198,158	877,077	583,531
Depreciation and amortization expense	42,341	39,852	32,565	122,116	98,367
General and administrative expenses	62,932	55,003	46,833	170,714	130,726

Operating income (loss)	81,385	59,894	6,183	167,761	(9,141)

Loss on debt extinguishment	—	—	—	46,451	—
Interest expense, net of amounts capitalized	11,236	10,041	10,626	31,588	31,614
Other, net	1,634	(7,319)	(780)	(8,070)	(1,556)

Income (loss) from continuing operations before tax	68,515	57,172	(3,663)	97,792	(39,199)
Income tax (expense) benefit	(25,077)	(20,812)	1,383	(36,706)	14,979

Income (loss) from continuing operations	43,438	36,360	(2,280)	61,086	(24,220)
Income from discontinued operations, net of tax	—	—	8,283	—	18,360

Net income (loss)	43,438	36,360	6,003	61,086	(5,860)

Income (loss) attributable to noncontrolling interest	(730)	280	(769)	(1,027)	(2,816)

INCOME (LOSS) ATTRIBUTABLE TO KEY	$44,168	$36,080	$6,772	$62,113	$(3,044)

Earnings (loss) per share from continuing operations attributable to Key:
Basic and diluted	$0.30	$0.25	$(0.01)	$0.43	$(0.17)

Earnings per share from discontinued operations:
Basic and diluted	$—	$—	$0.06	$—	$0.15

Earnings (loss) per share attributable to Key:
Basic and diluted	$0.30	$0.25	$0.05	$0.43	$(0.02)

Income (loss) from continuing operations attributable to Key:
Income (loss) from continuing operations	$43,438	$36,360	$(2,280)	$61,086	$(24,220)
Income (loss) attributable to noncontrolling interest	(730)	280	(769)	(1,027)	(2,816)

Income (loss) from continuing operations attributable to Key	$44,168	$36,080	$(1,511)	$62,113	$(21,404)

Weighted average shares outstanding:
Basic	147,722	142,833	125,637	144,274	125,336
Diluted	148,088	143,320	125,637	144,713	125,336

Condensed Consolidated Balance Sheets (in thousands, unaudited):

	September 30,	December 31,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$19,318	$56,628
Other current assets	547,313	357,392

Total current assets	566,631	414,020

Property and equipment, net	1,144,156	936,744
Goodwill	625,488	447,609
Other assets, net	132,707	94,563

TOTAL ASSETS	$2,468,982	$1,892,936

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$78,389	$56,310
Other current liabilities	208,027	225,325

Total current liabilities	286,416	281,635

Long-term debt, less current portion	744,309	427,121
Other non-current liabilities	262,851	202,377

Equity	1,175,406	981,803

TOTAL LIABILITIES AND EQUITY	$2,468,982	$1,892,936

Consolidated Cash Flow Data (in thousands, unaudited):

	Nine Months Ended
	September 30,	September 30,
	2011	2010
Net cash provided by operating activities	$103,002	$90,427
Net cash used in investing activities	(413,742)	(80,398)
Net cash provided by (used in) financing activities	268,098	(12,004)
Effect of exchange rates on cash	5,332	(1,366)

Increase (decrease) in cash and cash equivalents	(37,310)	(3,341)
Cash and cash equivalents, beginning of period	56,628	37,394

Cash and cash equivalents, end of period	$19,318	$34,053

U.S. and International Revenue and Operating Income (Loss) (in thousands, except for percentages, unaudited):

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Revenues
U.S. Operations:
Rig Services	$192,018	$177,112	$147,679
Fluid Management Services	102,498	102,108	55,443
Intervention Services	60,304	57,204	17,592
Fishing & Rental Services	56,969	31,031	21,428

Total U.S. Operations	411,789	367,455	242,142
International Operations	89,526	77,914	41,597

Consolidated Total	$501,315	$445,369	$283,739

	Three Months Ended
	September 30,	% of Segment	June 30,	% of Segment	September 30,	% of Segment
	2011	Revenue	2011	Revenue	2010	Revenue
Operating Income (Loss)
U.S. Operations	$106,207	25.8%	$86,202	23.5%	$39,358	16.3%
International Operations	11,755	13.1%	6,377	8.2%	(4,350)	(10.5)%
Functional Support	(36,577)	n/a	(32,685)	n/a	(28,825)	n/a

Consolidated Total	$81,385	16.2%	$59,894	13.4%	$6,183	2.2%

	Nine Months Ended
	September 30,	September 30,
	2011	2010
Revenues
U.S. Operations:
Rig Services	$531,312	$411,310
Fluid Management Services	291,096	150,268
Intervention Services	171,478	41,504
Fishing & Rental Services	115,262	59,589

Total U.S. Operations	1,109,148	662,671
International Operations	228,520	140,812

Consolidated Total	$1,337,668	$803,483

	Nine Months Ended
	September 30,	% of Segment	September 30,	% of Segment
	2011	Revenue	2010	Revenue
Operating Income (Loss)
U.S. Operations	$251,056	22.6%	$87,448	13.2%
International Operations	19,700	8.6%	(15,072)	(10.7)%
Functional Support	(102,995)	n/a	(81,517)	n/a

Consolidated Total	$167,761	12.5%	$(9,141)	(1.1)%

Below is a reconciliation of income or loss from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA from continuing operations (a non-GAAP measure) as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations to Adjusted EBITDA from continuing operations (in thousands, except for percentages):

	Three Months Ended
	September 30,	% of Segment	June 30,	% of Segment	September 30,	% of Segment
	2011	Revenue	2011	Revenue	2010	Revenue
Income (loss) from continuing operations	$43,438	8.7%	$36,360	8.2%	$(2,280)	(0.8)%
Income tax expense (benefit)	25,077	5.0%	20,812	4.7%	(1,383)	(0.5)%
(Income) loss attributable to noncontrolling interest, excluding depreciation and amortization	397	0.1%	(170)	(0.0)%	410	0.1%
Interest expense, net of amounts capitalized	11,236	2.2%	10,041	2.3%	10,626	3.7%
Interest income	(1)	(0.0)%	(2)	(0.0)%	(5)	(0.0)%
Depreciation and amortization	42,341	8.4%	39,852	8.9%	32,565	11.5%
Gain on IROC sale	—	0.0%	(4,783)	(1.1)%	—	0.0%

Adjusted EBITDA from continuing operations	$122,488	24.4%	$102,110	22.9%	$39,933	14.1%

“Adjusted EBITDA from continuing operations” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation and amortization. In some periods, Adjusted EBITDA from continuing operations may also add back certain non-recurring items such as asset retirements and impairments, loss on debt extinguishment, and certain other gains or losses. Adjusted EBITDA from continuing operations is a non-GAAP measure that is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:
•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;
•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness; and
•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.
Adjusted EBITDA from continuing operations has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA from continuing operations excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA from continuing operations as an analytical tool include:
•	Adjusted EBITDA from continuing operations does not reflect Key’s current or future requirements for capital expenditures or capital commitments;
•	Adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;
•	Adjusted EBITDA from continuing operations does not reflect income taxes;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA from continuing operations does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate Adjusted EBITDA from continuing operations differently than Key does, limiting its usefulness as a comparative measure; and
•
Adjusted EBITDA from continuing operations is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

About Key Energy Services
Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East, Russia and Argentina.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding expected increases in activity, the mobilization of rigs into service, and anticipated financial performance in 2011. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks affecting activity levels for Key’s services, including the possibility that the perceived cyclical recovery or future growth opportunities in Key’s industry may not materialize and may not result in activity increases; risks that Key’s customers may not increase, or may even decrease, their activity levels; risks relating to changes in the demand for or the price of oil and natural gas; risks relating to increases in costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks associated with the recently completed transaction with Edge, including risks that Key may be unable to achieve the benefits contemplated under this transaction, and risks associated with integration of the acquired operations into Key’s operations; risks associated with achieving the financial performance anticipated by the Edge acquisitions; risks affecting Key’s foreign operations, including risks related to activity levels in Mexico, other risks affecting Key’s operations in Argentina and Russia, risks associated with expanding operations in Colombia and Bahrain, and risks that Key may not be able to achieve its overall international growth and mobilization strategy; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.
Because such statements involve risks and uncertainties, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.